UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2020

CERUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21937	68-0262011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1220 Concord Ave, Suite 600 Concord, California		94520
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 288-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CERS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 21, 2020, Cerus Corporation (the “Company”) adopted the Cerus Corporation Executive Nonqualified Excess Plan (the “Plan”). The Plan is a nonqualified deferred compensation plan under which eligible participants may elect to defer the receipt of current compensation. Eligible participants include a select group of management or highly compensated employees of the Company, including its executive officers. Pursuant to the Plan, each participant may elect to defer up to twenty percent (20%) of his or her base salary and one hundred percent (100%) of his or her bonus payments. Participants are fully vested in their elective deferrals. In addition to elective deferrals, the Plan permits the Company to make discretionary contributions to participant accounts, which vest in equal annual installments over the participant’s first five years of service.

The Plan is an unfunded arrangement intended to be exempt from the participation, vesting, funding and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The obligations of the Company under the Plan will be general unsecured obligations of the Company to pay deferred compensation in the future to eligible participants in accordance with the terms of the Plan from the general assets of the Company, although the Company may establish a trust to hold amounts which the Company may use to satisfy Plan distributions from time to time.

Payments will be distributed in connection with either the participant’s separation of service, the participant’s disability, the participant’s death, an unforeseeable emergency, or a specified distribution date or dates. The Company will require a six-month delay in the payment of Plan benefits.

The Company may, at any time, terminate or amend the Plan, except that no such termination or amendment may reduce the balance of a participant’s account as of the date of the amendment or termination, and no amendment may materially adversely affect a participant relating to the payment of his or her account.

The foregoing is only a brief description of the material terms of the Plan, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Plan that will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: May 28, 2020	By:	/s/ Chrystal Menard
Chrystal Menard Chief Legal Officer and General Counsel